 Exhibit 99.1

AMR Resources Acquisition Corp Announces Pricing of $250,000,000 Initial Public Offering

GRAND CAYMAN, Cayman Islands, July 16, 2026 (GLOBE NEWSWIRE) -- AMR Resources Acquisition Corp (Nasdaq: AMACU) (the “Company”) announced today the pricing of its initial public offering of 25,000,000 units at $10.00 per unit. The units will be listed on the Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading on July 17, 2026, under the ticker symbol “AMACU.” Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “AMAC” and “AMACW,” respectively. The offering is expected to close on July 20, 2026, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

BTIG, LLC is acting as sole book-running manager for the offering.

Winston Taylor LLP is serving as legal counsel to the Company. Loeb & Loeb LLP is serving as legal counsel to BTIG, LLC.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on July 16, 2026.The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, Attention: 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AMR Resources Acquisition Corp

The Company is a blank check company incorporated as an exempted company under the laws of the Cayman Islands, which will seek to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While it may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement the management team’s and board of director’s background and network, and to capitalize on the ability of its management team and board of directors to identify and acquire a business, focusing on the mineral resources sector. AMR Resources Sponsors LLC is the company sponsor.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the IPO with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact:

AMR Resources Acquisition Corp

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 202-1553

E-mail: info@amrresources.us

AMR Resources Acquisition Corp.

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 202-1553  www.amrresources.us